CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Vizacom Inc. of our report dated April 4, 2000 with respect to our audit of the financial statements of Junction 15 Limited included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission



/s/ Silver Levene
SILVER LEVENE
Chartered Certified Accountants
Registered Auditors

London, United Kingdom

January 25, 2001